Exhibit 99.2

Asbury Automotive Group Announces Pricing of $200.0 Million of Additional 6.0% Senior Subordinated Notes Due 2024

Duluth, Ga., October 23, 2015 — Asbury Automotive Group, Inc. (NYSE: ABG) (the “Company”), one of the largest automotive retail and service companies in the United States, announced today that it has priced its previously announced offering of $200.0 million aggregate principal amount of additional 6.0% senior subordinated notes due 2024 (the “Additional Notes”) at 104.25% plus accrued interest from and including June 15, 2015. The Additional Notes are part of the same issuance of, and will rank equally and form a single series with, the $400.0 million aggregate principal amount of the Company’s 6.0% senior subordinated notes due 2024 which were issued on December 4, 2014 (the “Existing Notes”). The Additional Notes will have the same terms as the Existing Notes, including being guaranteed by all of the Company’s existing subsidiaries and future domestic restricted subsidiaries, with certain exceptions.

The sale of the Additional Notes is expected to be completed on October 28, 2015, subject to customary closing conditions.

The Company intends to use the net proceeds from this offering for general corporate purposes, which may include, among other things, acquisitions, share repurchases, capital expenditures, repaying indebtedness outstanding from time to time, investments or working capital needs.

The Additional Notes and the related guarantees have not been, and will not be, registered under the Securities Act of 1933 (the “Act”) or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption therefrom. The Additional Notes will be offered only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the 2024 Notes or any other securities, and shall not constitute an offer, solicitation or sale of any 2024 Notes or other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. This notice is being issued pursuant to and in accordance with Rule 135c under the Act.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact and may include statements relating to goals, plans, market conditions and projections regarding the Company’s financial position, liquidity, results of operations, market position and dealership portfolio, the benefits of its restructuring program and other initiatives and future business strategy. These statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company’s relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with the Company’s indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, particularly upcoming maturities, on favorable terms), the Company’s relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and the Company’s ability to execute its IT initiatives and other operational strategies, the Company’s ability to leverage gains from its dealership portfolio, the Company’s ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and the Company’s ability to stay within its targeted range for capital expenditures. There can be no guarantees that the Company’s plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in the Company’s forward-looking statements are and will be discussed in the Company’s filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Asbury Automotive Group, Inc.

Investors and Reporters Contact:

Matt Pettoni, (770) 418-8219

VP & Treasurer

ir@asburyauto.com